UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2005

Xstream Mobile Solutions Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-18296	62-1265486
(State or Other Jurisdiction of Incorporation)	(Commission File number)	(IRS Employer Identification No.)

14422 Edison Drive, Unit D, New Lenox, Illinois	60451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(708) 205-2222

Netchoice, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02  Departure or Principal Officers; Election of Directors; Appointment of Principal Officers

     On December 19, 2005, the Board of Directors appointed Mike See as Chief Executive Officer and Director, Joe Johns as President and Cynthia See as Secretary of the Company.

     On December 19, 2005, Patricia Wiate resigned as President, Secretary, Treasurer and sole director of the Company.

        Mike See, Joe Johns and Cynthia See have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. A description of the business experience of Mike See, Joe Johns and Cynthia See are set forth below.

     Mike See. Mr. See began his career in Sales and Marketing in 1981 and held various management positions. Since 1991, Mr. See has acted as an entrepreneur in the financial and wealth management areas primarily in insurance, real estate, stocks and trading. Mr. See’s clients and associates have included University of Chicago, KLM, Natural World, Beverly Sassoon, Frank Tarkenton, Nick Parisi and Ed Bachrach. Mr. See is a motivational speaker and financial educator. Mr. See had his own radio show called “Dollars & Sense” which aired across the U.S.A. , dealing in understanding financial programs .Mr. See has launched several cable television shows specializing in financial matters.

     Joe Johns. Mr. Johns since 1985 has been the President and CEO of The Sterling Group, a worldwide provider of media products and services. Mr. Johns has Designed Software applications for many high-end corporations such as Northern Trust, Hansen technologies and many more. Joe has extensive experience in the microwave telecommunication industry, having been employed by Andrew Corporation in management for almost 10 years. Mr. Johns also owns AVMUSIC Plus, Inc., a retail outlet of professional audiovisual equipment. Mr. Johns has specialized in computers and cellular audio, digital, visual and communication technology throughout his career.

      Cynthia See. Ms. See attended DePaul University in Chicago and has been President of Trandsetter Menswear, Inc., an Illinois corporation since 1989. Ms. See has traveled extensively throughout the United States with her husband, participating in corporate training seminars for executives on marketing, promotion and motivational speaking.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On December 19, 2005 the Company changed its name to: Xstream Mobile Solutions Corp. with Delaware Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xstream Mobile Solutions Corp.

Date: January 3, 2006                                              By:/s/   Mike See
                                                                                   Name:   Mike See
                                                                                   Title:     Chief Executive Officer